DECADE COMPANIES INCOME PROPERTIES - A LIMITED PARTNERSHIP

      AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") is entered into this 30th day of September, 1996, among Decade Companies, a Wisconsin general partnership, as the General Partner (the "General Partner"), and Jeffrey Keierleber, as the Initial Limited Partner (the "Initial Limited Partner"), and those Persons who have and shall become Limited Partners pursuant to this Agreement, and amends and restates the Amended and Restated Agreement of Limited Partnership of Decade Companies Income Properties - A Limited Partnership previously entered into among the parties hereto as of February 20, 1987.

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties hereby form a limited partnership (the
"Partnership") and agree as follows:


                            ARTICLE I

                FORMATION OF LIMITED PARTNERSHIP

     The General Partner and the Initial Limited Partner hereby form a limited partnership pursuant to the laws of the State of Wisconsin. The partners shall from time to time execute or cause to be executed all such certificates or other documents or cause to be done all such filing, recording, publishing or other acts as may be necessary or appropriate to comply with the requirements for the formation and the operation of a limited partnership under the laws of Wisconsin for the purpose of establishing and protecting the limited liability of the Limited Partners.


                           ARTICLE II

    NAME, PURPOSE, PLACE OF BUSINESS AND TERM OF PARTNERSHIP

     2.1.  Name.  The name of the Partnership shall be Decade
Companies Income Properties - A Limited Partnership.

     2.2. Purpose and Objectives. The purpose and business of the Partnership shall be to conduct market studies of sites suitable for the development of real estate or sites of existing improved real estate (all such real estate together with any ancillary personal property, herein called "Property") for possible acquisition by the Partnership, to primarily invest in Property located in the State of Florida, although Property situated anywhere in the continental United States may be acquired and to acquire, hold, lease or operate, sell, finance, refinance, dispose of and otherwise invest and/or reinvest in and deal with such Property, and to engage in any other activities incidental thereto. The Partnership may also make equity-participating and other loans on income-producing Properties that are secured by first or junior mortgage liens. Properties will be purchased and/or mortgage loans, if any, will be made for long-term investments in any area(s) where, in the opinion of the General Partner, the opportunities appear to be favorable to the Partnership. The Partnership shall not engage in any other business or activity.
Its principal objectives in making investments in Property are, in the order of priority to (1) preserve and protect the Limited Partners' capital investment, (2) provide for quarterly distributions of Cash Available for Distribution beginning 30 days after Commencement of Operations, a portion of which during the early years of the Partnership's existence is expected to be sheltered from income taxes, and (3) provide capital appreciation through increases in value of the Partnership's real estate assets or in the case of any mortgage loans, provide increased cash distributions and/or capital appreciation through participation in any increased value of Properties as to which loans are made.

     2.3. Place of Business. The principal place of business of the Partnership shall be at Brookfield Lakes Corporate Center, 250 Patrick Boulevard, Brookfield, Wisconsin 53045-5864. The General Partner may establish other places of business of the Partnership, as required by the Partnership's business.

     2.4. Term. The term of the Partnership shall commence as of the date of the filing of the Certificate of Limited Partnership pursuant to the Wisconsin Uniform Limited Partnership Act and shall continue until December 31, 2005, unless the Partnership is sooner dissolved or terminated as provided in this Agreement.


                           ARTICLE III

                          DEFINED TERMS

     Unless defined elsewhere in this Agreement, the terms used herein and elsewhere in the Prospectus to which this Agreement is an exhibit shall have the meanings set forth below:

     3.1. Acquisition Expenses - Expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on Property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of Properties, whether or not acquired.

     3.2. Acquisition Fee - The total of all fees and commissions paid by any party in connection with the making or investing in mortgage loans or the purchase or development of Property by the Partnership except a development fee paid to a Person not affiliated with the General Partner in connection with the actual development of a project after acquisition of land by the Partnership. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee, nonrecurring management fee or any fee of a similar nature, however designated.

     3.3. Affiliate - (1) any Person directly or indirectly controlling, controlled by, or under common control with another Person; (2) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (3) any officer, director, or partner of such Person; and (4) if such other Person is an officer, director, or partner, any company for which such Person acts in any such capacity.

     3.4. Appraised Value - Value according to an appraisal made by an independent qualified appraiser.

     3.5. Audited Financial Statements - Financial statements (balance sheet, statement of income, statement of Partners' equity, and statement of cash flow) prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an unqualified opinion or an opinion containing no material qualification of an independent certified public accountant or independent public accountant.

     3.6. Capital Account - With respect to any partner, the capital account maintained for such Person in accordance with Sections 5.4 - 5.6 of the Partnership Agreement.

     3.7. Capital Investment - As of any day, a Limited Partner's Original Capital Contribution, reduced by all prior distributions of Net Sales Proceeds to such Limited Partner. In the event any Person transfers all or any portion of its Interests in accordance with the terms of this Partnership Agreement, the transferee shall succeed to the Capital Investment of the transferor to the extent it relates to the transferred Interests. The Capital Investment of a Limited Partner for any year of Partnership operations shall be calculated as the average of the Capital Investment of the Limited Partner during such year.

     3.8. Cash Available for Distribution - Cash Flow less amounts set aside for Reserves, through 1988, plus the amount of any General Partner's Loan for such period.

     3.9. Cash Flow - The Partnership's cash funds provided from operations and Reserves, including lease payments on net leases from builders and sellers, without deduction for depreciation, but after deducting cash funds used to pay all Operating Expenses, deferred fees, other expenses, debt payments, capital improvements, and replacements.

     3.10.  Code - The Internal Revenue Code of 1986, as amended.

     3.11. Commencement of Operations - The date on which subscription payments for an aggregate of 1,175 Interests
($1,175,000) have been received from at least 100 investors and such funds are released from escrow to the Partnership.

     3.12. Competitive Real Estate Commission - That real estate or brokerage commission paid for the purchase or sale of Property which is reasonable, customary, and competitive in light of the size, type, and location of the Property.

     3.13. Consent - Either (i) the consent given by vote at a meeting called and held in accordance with the provisions of this Agreement, (ii) a prior written consent required or permitted to be given pursuant to this Agreement, or (iii) in connection with a proposed transaction which is intended to result in Net Cash Proceeds or the proposed dissolution of the Partnership, a failure to object in writing to the transaction within fifteen (15) days of receipt of notification of such proposed transaction.

     3.14. Cumulative Preference - An amount equal to 10% per annum cumulative of the Capital Investment of the Limited Partners from the date of their admission to the Partnership as adjusted for prior distributions to the Limited Partners of Cash Available for Distribution.

     3.15.  Custodian Bank - The Associated Commerce Bank in
Milwaukee, Wisconsin.

     3.16. Depreciation - With respect to each fiscal year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset of the Partnership for such fiscal year or other period, except that if the Fair Asset Value of a Partnership asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Fair Asset Value as the depreciation, amortization or other cost recovery deduction for federal income tax purposes for such fiscal year or other period bears to such beginning adjusted tax basis.

     3.17. Development Fee - A fee for the packaging of the Partnership's Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

     3.18. Escrow Agreement - Agreement entered into by and between the Partnership and the Associated Commerce Bank, Milwaukee, Wisconsin whereby funds paid by subscribers are escrowed with said bank (1) pending receipt of initial subscriptions for at least 1,175 Interests from at least 100 investors, and (2) with respect to funds received in connection with subscriptions for more than 15,000 Interests, pending receipt of majority Consent authorizing the sale of a total of 18,000 Interests by the Partnership.

     3.19. Fair Asset Value - With respect to any Partnership asset, the asset's adjusted basis for federal income tax purposes. Notwithstanding the foregoing:

          A. The initial Fair Asset Value of any asset contributed by a partner to the Partnership shall be the gross fair market value of such asset as determined by the contributing partner and the Partnership.

          B. The Fair Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market value, as determined by the General Partner, as of the times set forth in Section 5.5 hereof.

          C. If the Fair Asset Value of an asset of the Partnership has been determined or adjusted pursuant to this Partnership Agreement, such Fair Asset Value shall, thereafter, be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

     3.20. Front-End Fees - The fees and expenses paid to any party for any services rendered during the Partnership's organizational and acquisition phases, including Organizational and Offering Expenses, Acquisition Fees, Acquisition Expenses, and any similar fees, however designated including in the case of any mortgage loans, Mortgage Placement and Mortgage Brokerage Fees. Organizational and Offering Expenses are those expenses incurred in connection with and in preparing the Partnership for registration and subsequently offering and distributing it to the public, including sales commissions paid to broker-dealers in connection with the distribution of Interests and all advertising expenses. Acquisition Fees are all fees and commissions paid by any party in connection with the purchase or development of Property by the Partnership, except a Development Fee paid to a Person not affiliated with a sponsor in connection with the actual development of a project after acquisition of the land by the Partnership. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, nonrecurring management fee, or any fee of a similar nature, however designated. Acquisition Expenses are all legal fees and expenses, travel and communication expenses, cost of appraisals, non-refundable option payments on Property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of Properties, whether or not acquired.

     3.21. General Partner - Decade Companies, a Wisconsin general partnership of which Jeffrey Keierleber and Decade 80, Inc. are co-general partners.

     3.22. General Partner's Loan - The sum of all quarterly advances by the General Partner to the Partnership to make Net Interest on Partnership Subscriptions for subscriptions for more than 15,000 Interests equal 8.5% for all funds escrowed pending receipt of majority Consent authorizing the sale of a total of 18,000 Interests, and to make Cash Available for Distribution to the Limited Partners equal to an annualized rate of 8.25% of Original Capital Contributions for the first 360-day period, 8.5% for the second 360-day period, and 9% for the third 360-day period, to a maximum of 3% of gross proceeds of the offering, with interest at the minimum annual rate required by the Code to avoid the imposition of imputed interest under the Code and not to exceed the cost of such funds to the General Partner. The General Partner's Loan shall be repaid with interest, from net cash receipts and Sale Proceeds. The period during which such annualized payment rates shall be paid shall commence 30 days after Commencement of Operations or, in the case of advances relating to interest applied to subscription funds received in connection with the sale of the last 3,000 Interests, 30 days after majority vote is received authorizing the sale of the last 3,000 Interests.

     3.23. Investment in Properties - The amount of the Original Capital Contributions actually paid or allocated to the purchase, development, construction, or improvement of Properties acquired by the Partnership (including the purchase of Properties, Reserves of up to 5% of gross offering proceeds, and other cash payments such as interest and taxes but excluding Front-End Fees).

     3.24. Limited Partners - All Persons admitted to the Partnership who shall make an Original Capital Contribution and who agree to be bound by the provisions of the Partnership Agreement, by executing a counterpart of the Partnership Agreement and such other instruments, including a Subscription Agreement and a power-of-attorney, as the General Partner may require, as well as any parties admitted as substituted Limited Partners, as well as any assignee thereof, except that with respect to any voting rights, assignees will not be deemed to be Limited Partners unless they have been admitted as substituted Limited Partners.

     3.25.  Limited Partnership or Partnership - Decade Companies
Income Properties - A Limited Partnership.

     3.26. Limited Partnership Interest or Interest - The unit or other indicia of ownership in this Partnership represented by an Original Capital Contribution of $1,000 (or such lesser amount as reflects the reduction or elimination of sales commissions on sales to employees of Decade Companies or Affiliates or volume discounts).

     3.27. Managing Dealer - Decade Securities Corp., an Affiliate of the General Partner.

     3.28. Minimum Gain - For any fiscal year or other period, with respect to each nonrecourse liability of the Partnership, the amount of gain (of whatever character), if any, that would be realized by the Partnership if the Partnership disposed of the Property that is subject to or secures the nonrecourse liability in full satisfaction of such liability in a taxable transaction, and then by aggregating the amounts so computed for all such Property of the Partnership and otherwise determined pursuant to paragraph
(b)(4)(iv)(c) of Treas. Regs. sec. 1.704-1. For this purpose, "nonrecourse liability" means a liability of the Partnership with respect to which no partner has personal liability determined in accordance with Section 752 of the Code and the treasury regulations promulgated thereunder.

     3.29. Mortgage Brokerage Fee - The fee payable to the General Partner in an amount equal to 0.25% of the principal amount of any mortgage loan made by the Partnership for services rendered in locating potential borrowers and investigating their creditworthiness.

     3.30. Mortgage Placement Fee - The fee payable to the General Partner in an amount equal to 3% of the principal amount of any mortgage loan made by the Partnership for services rendered in connection with the analysis, negotiation and documentation of any such mortgage loans, as well as for the administration of the Partnership's interest in the mortgage loans including the timely collection of amounts due thereunder from borrowers and verification of the borrowers' continued compliance with other conditions of the mortgage loans.

     3.31.  NASAA Guidelines - The North American Securities
Administrators Association Guidelines regarding real estate programs effective January 1, 1986.

     3.32. Net Capital Account - The aggregate initial investment represented by an Interest (i) reduced by (A) any Losses allocated to such Interest and (B) any distributions of cash, and (ii) increased by any Profits allocated to such Interest.

     3.33. Net Interest on Partnership Subscriptions - Interest, dividends, and other amounts earned on subscription funds placed in the escrow account described in the Prospectus. Net interest on funds held in escrow until Commencement of Operations will include an amount from the Partnership if and to the extent that actual interest earnings from escrowed funds are less than 12% per annum. Net interest on funds received in connection with subscriptions for the final 3,000 Interests and held in escrow pending receipt of majority Consent for the sale of the last 3,000 Interests will include an amount from the Partnership if and to the extent that actual interest earnings are less than 8.5% per annum. Whether or not the Partnership commences operations or receives majority Consent, the General Partner will make an additional capital contribution to the Partnership to the extent necessary to permit the Partnership to make the payments specified herein.

     3.34. Net Sale Proceeds - Sale Proceeds less any amounts required to repay any General Partner's Loan and any deferred fees to the General Partner and/or Affiliates.

     3.35. Net Worth - The excess of total assets over total liabilities as determined by generally accepted accounting principles except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

     3.36. Non-Specified Property Program - A program where, at the time a securities qualification is ordered effective, less than 75% of the net proceeds from the sale of program Interests is allocable to the purchase, construction or improvement of specific Properties, or a program in which the proceeds from any sale or refinancing of Properties may be reinvested. Reserves shall be included in the non-specified 25%.

     3.37. Operating Expenses - Partnership cash disbursed in the ordinary course of operating the Partnership's business, including, without limitation, expenses of advertising and promotion, Property management, utilities, repair and maintenance, computer time-sharing, accounting, statistical or bookkeeping services or accounting, equipment use, printing and mailing of reports and communications to Limited Partners or others, travel on Partnership business, and long-distance telephone expenses, but as to any payments to the General Partner or Affiliates, only within the limits provided under "MANAGEMENT-Reimbursable Expenses" as set forth in the prospectus, dated January 31, 1986, as amended or supplemented from time to time.

     3.38. Organizational and Offering Expenses - Those expenses incurred in connection with the formation, qualification, and registration of the Partnership and in marketing, distributing, and processing Interests under applicable federal and state securities laws, and any other expenses actually incurred and directly related to the offer and sale of Interests.

     3.39. Original Capital Contribution - An amount equal to the product of (a) the number of Interests owned by a Limited Partner and (b) $1,000.

     3.40.  Partnership Agreement - The Limited Partnership
Agreement by and between the General and Limited Partners as amended from time to time.

     3.41. Person - Any natural person, partnership, corporation, association, or other legal entity.

     3.42. Priority Return - An amount equal to six percent (6%) per annum, cumulative, but not compounded (prorated for any partial year) of the Capital Investment of all the Limited Partners, from time to time, during the period to which the Priority Return relates, commencing on the first day a Limited Partner is admitted to the Partnership pursuant to Section 4.3 hereof.

     3.43. Profits and Losses - For each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          A. Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing profits or losses shall be added to such taxable income or loss;

          B.   Any expenditures of the Partnership described in
     Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treas. Regs.
     Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing profits or losses shall be subtracted from such taxable income or loss;

          C. Gain or loss resulting from the disposition of Property of the Partnership with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Fair Asset Value of the Property disposed of, notwithstanding that the adjusted basis of such Property for income tax purposes differs from its Fair Asset Value;

          D. In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period computed in accordance with Section 3.16; and

          E. Notwithstanding any other provision of this Partnership Agreement, any items which are specially allocated pursuant to Sections 6.9 or 6.10 hereof shall not be taken into account in computing profits or losses.

     3.44. Property Management Fee - The fee paid for day-to-day professional property management services in connection with the Partnership's Properties.

     3.45. Prospectus - The final prospectus included in the Partnership's Registration Statement filed with the Securities and Exchange Commission, pursuant to which the Partnership will offer Interests to the public, as the same may be amended or supplemented from time to time.

     3.46. Purchase Price of Property - The price paid upon the purchase or sale of a particular Property, including the amount of Acquisition Fees and all liens and mortgages on the Property, but excluding points and prepaid interest.

     3.47. Qualified Plans - IRA's, stock bonus plans, and qualified pension/profit-sharing plans (including plans formerly known as Keogh's and H.R. 10 Plans) as defined in the Employee
Retirement Income Security Act of 1974 ("ERISA").

     3.48. Repurchase Pool - An amount equal to up to two percent of the gross proceeds of the offering, which will be available for use by the Partnership, in the sole discretion of the General Partner, to repurchase a limited number of Interests at negotiated prices.

     3.49. Reserves - Such amounts set aside at the reasonable discretion of the General Partner to pay for repairs, maintenance, improvements, or contingent or unforeseen liabilities or obliga-tions which the General Partner deems necessary or appropriate for the operation and protection of the Partnership, including amounts allocated to the Repurchase Pool.

     3.50. Sale Proceeds or Sales Proceeds- All cash funds resulting from a sale or refinancing of Partnership Property, plus established Reserves, less: (a) expenses incurred in the transaction; (b) debts and obligations related to the transaction; and (c) other payments for Partnership expenses (not including fees deferred by the General Partner and Affiliates), costs of improvements or additions to Properties and amounts as may be required to purchase underlying land or joint venture interests or Reserves established by the General Partner.

     3.51. Soliciting Dealers - Broker-dealers that are members of the National Association of Securities Dealers, Inc., and that enter into a soliciting dealer agreement with the Managing Dealer.

     3.52.  Syndication Expenses - All expenditures of the
Partnership properly classified as syndication expenses under paragraph (b) of Treas. Regs. sec. 1.709-2. Syndication Expenses shall be taken into account under this Partnership Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses for federal income tax purposes.

     3.53.  Underwriting Fee - The fee payable to the Managing
Dealer for marketing incentives, offering expense reimbursements, and due diligence expenses.


                           ARTICLE IV

    NAMES AND ADDRESSES OF PARTNERS AND CAPITAL CONTRIBUTIONS

     4.1. General Partner. The name of the General Partner is Decade Companies, a general partnership. The address of the General Partner is Brookfield Lakes Corporate Center, 250 Patrick Boulevard, Brookfield, Wisconsin 53045-5864. The General Partner shall make an initial capital contribution to the Partnership of $100.

     4.2. Initial Limited Partner. Jeffrey Keierleber shall be the Initial Limited Partner. The Initial Limited Partner shall make a capital contribution to the Partnership of $10. The address of the Initial Limited Partner at the time of subscription is 2538 North 124th Street, Apt. 274, Wauwatosa, Wisconsin 53226. At the time the minimum number of Interests is sold to Limited Partners and those Limited Partners are admitted to the Partnership, the Initial Limited Partner shall withdraw from the Partnership or in the event of the Partnership's failure to achieve the minimum capitalization required for release of the escrowed funds, his capital contribution of $10 shall be returned.

     4.3. Limited Partners. The Original Capital Contribution of the Limited Partners, other than the Initial Limited Partner, shall be made in cash in the amount of $1,000 for each Interest acquired and shall be in the minimum amount of $3,000 (3 Interests), $25,000 (25 Interests subject to reduction in the discretion of the General Partner) in the case of a pension/profit-sharing plan (including plans formerly known as Keogh Plans or H.R. 10 Plans), $2,000 (2 Interests) in the case of an IRA, and thereafter in $1,000 increments. Notwithstanding the foregoing, an IRA or a pension/profit-sharing plan (including plans formerly known as Keogh Plans or H.R. 10 Plans) and Limited Partners participating in the Reinvestment Plan may make an additional investment of fractional Interests in $10 increments. Limited Partners shall be admitted to the Partnership upon acceptance and unrestricted receipt by the Partnership of their Original Capital Contributions.

     4.4.  Liability of Partners.

     A. No Limited Partner shall be liable for the debts, liabilities, contracts or other obligations of the Partnership. A Limited Partner shall be liable only to make his Original Capital Contribution and shall not be required to loan any funds to the Partnership or, after his capital contribution shall have been paid, to make any further capital contribution to the Partnership.

     B. The General Partner shall have no personal liability for the repayment of the capital contribution of any Limited Partner or for repayment to the Partnership of any portion or all of any negative balance in any Limited Partner's Capital Account.


                            ARTICLE V

                   CAPITAL OF THE PARTNERSHIP

     5.1. No Interest on Capital Contributions. Except for those who make capital contributions prior to the Commencement of Operations or, as provided in this Partnership Agreement with respect to subscriptions for the final 3,000 Interests, no partner shall be paid interest on any Capital Contribution.

     5.2. Treatment of Capital Contributions. The Partnership shall not be required to redeem or repurchase any Interests and no partner shall have the right to withdraw, or receive any return of, his capital contribution, and no capital contribution may be returned in the form of Property other than cash, except as specifically provided in this Agreement.

     5.3. Capital Accounts and Contributions to Capital. A Capital Account shall be established for each partner on the books and records of the Partnership. The Partnership is authorized to raise capital by offering and selling a minimum of 1,175 Interests, representing Original Capital Contributions of $1,175,000, and a maximum of 10,000 Interests, representing Original Capital Contributions of $10,000,000, subject to the offering and sale of up to 18,000 Interests ($18,000,000) at the General Partner's option. No sale of less than 3 Interests representing an Original Capital Contribution of $3,000, 25 Interests representing an Original Capital Contribution of $25,000 in the case of a pension/profit-sharing plan, or 2 Interests representing an Original Capital Contribution of $2,000 in the case of an IRA, shall be made to any Person. The General Partner and/or Affiliates may purchase in the aggregate up to 20% of the total Interests to be sold by the Partnership. Pending the receipt of subscriptions for the minimum number of Interests to be sold, and pending receipt of majority vote authorizing the sale of 3,000 additional Interests, all subscription proceeds, together with related subscription documents, shall be deposited and held in trust by an unaffiliated, unrelated escrow agent pursuant to an Escrow Agreement. The escrow shall be terminated upon receipt of majority vote and upon compliance with all other conditions of the Escrow Agreement. If the minimum number of Interests is not subscribed for by the last day of the twelfth month following the effective date of a registration statement filed with the Securities and Exchange Commission relating to the public sale of Interests (or such extended date, not later than the last day of the twenty-fourth month following the effective date of the registration statement), or if majority vote is not attained, the escrow shall terminate and all subscription proceeds and related subscription documents shall be returned to subscribers, together with interest as may be provided in the Escrow Agreement. All Net Interest on Partnership Subscriptions shall inure to the benefit of the partners who invest prior to the actual Commencement of Operations and, in connection with the sales of the last 3,000 Interests, those who invest before the Partnership acquires majority vote. If the actual interest earned on such escrowed subscriptions is less than that specified in Section 3.33, the General Partner will contribute sufficient capital to bring the Net Interest on Partnership Subscriptions to the amounts specified in Section 3.33.

     5.4.  Establishment and Maintenance of Capital Accounts.

     A. A partner's Capital Account shall be increased by (i) the amount of money contributed by such partner to the Partnership,
(ii) the Fair Asset Value of Property contributed by such partner to the Partnership (net of liabilities securing such contributed Property that the Partnership is considered to assume or take subject to under Section 752 of the Code), and (iii) the allocations to such partner of Partnership Profits including items in the nature of income and gain that are specially allocated pursuant to Section 6.9 hereof; and decreased by (iv) the amount of money distributed to such partner by the Partnership, (v) the Fair Asset Value of Property distributed to such partner by the Partnership (net of liabilities securing such distributed Property that the partner is considered to assume or take subject to under
Section 752 of the Code), (vi) allocations to such partner of any items in the nature of expenses and losses that are specially allocated pursuant to Section 6.10 hereof; and (vii) allocations to such partner of Partnership Loss; and otherwise adjusted in accordance with the additional rules set forth in paragraph
(b)(2)(iv) of Treas. Regs. sec. 1.704-1.

     B. A partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the class of Interests owned by such partner (e.g., general or limited) and regardless of the time or manner in which such Interests were acquired.

     C. It is the intent of the partners that Capital Accounts be maintained at all times in strict accordance with the rules governing maintenance of capital accounts set forth in Treas.
Regs. sec. 1.704-1(b)(2)(iv). In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases thereto, are needed in order to comply with the requirements of Treas. Regs. sec. 1.704-1(b), the General Partner may make such modification, provided it is not likely to have a material effect on the amounts distributable to a partner pursuant to Article XI hereof upon the dissolution of the Partnership.

     D. A partner's Capital Account may have a negative balance resulting from the adjustments described herein, but no partner shall be required to make up a deficiency in his or its Capital
Account except as specifically provided in this Agreement.

     5.5. Restatement of Capital Accounts. The Capital Accounts of the partners shall be restated to reflect a revaluation of Partnership Property on the Partnership's books upon the happening of any of the following events:

     A. A contribution of money or other Property by an existing partner or by a new partner (other than a de minimis amount) as consideration for an additional Interest in the Partnership.

     B. A distribution of Property, other than money, (other than a de minimis amount) by the Partnership unless all partners receive simultaneous distributions of individual interests in the distributed Property in proportion to their Interests.

     C. The termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code.

     D. If the Capital Accounts of the partners are restated to reflect a revaluation of Partnership Property on the Partnership's books, the following rules shall be observed:

          (i) The adjustments shall be based on the fair market value of such Partnership Property (taking Section 7701(g) of the Code into account) on the date of adjustment.

          (ii) The adjustments shall reflect the manner in which the unrealized income, gain, loss or deduction inherent in such Property (that has not been reflected in the Capital Accounts previously) would be allocated among the partners if there were a taxable disposition of such Property (taking
     Section 7701(g) of the Code into account) for such fair market value on that date.

     5.6. Carryover of Capital Account Upon Transfer of Partner-ship Interest. Upon transfer of all or a part of an Interest, the Capital Account of the transferor that is attributable to the transferred Interest shall carry over to the transferee partner. Notwithstanding the preceding sentence, if the transfer of an Interest in the Partnership causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Capital Account that carries over to the transferee partner will be adjusted in accordance with paragraph (b)(2)(iv)(e) of Treas. Regs. sec. 1.704-1 in connection with the constructive liquidation of the Partnership under paragraph (b)(1)(iv) of Treas. Regs. sec. 1.708-1. The constructive reformation of the Partnership shall, for purposes of Sections 5.4 and 5.6 only, be treated as the formation of a new partnership and the Capital Accounts of the partners will be determined and maintained accordingly.


                           ARTICLE VI

    DISTRIBUTIONS OF CASH AND ALLOCATIONS OF PROFIT AND LOSS

     6.1.  Distributions of Cash Available for Distribution.

     A. Cash Available for Distribution will be distributed 99% to the Limited Partners (in the aggregate) and 1% to the General Partner. If the General Partner contributes in excess of 1% of the Partnership's capital, then the General Partner's interest in Cash Available for Distribution will be equal to the percentage contributed.

     B. An Interest holder's right to participate in distribu-tions of Cash Available for Distribution shall accrue from the date of Commencement of Operations or the date his subscription is accepted by the General Partner, whichever is later. Such distributions shall be made within 30 days of the end of the calendar quarter in which such Cash Available for Distribution became available beginning 30 days after Commencement of Operations.

     C. Distributions of Cash Available for Distribution to the Limited Partners shall be made to the Persons recognized as Limited Partners during the fiscal quarter with respect to which such distribution is made in proportion to the number of Interests held on the last day of the quarter for which such Persons were recognized as Limited Partners.

     6.2.  Distributions of Net Sales Proceeds.

     A. Except as otherwise provided in Section 10.2 hereof, Net Sales Proceeds will be distributed in the following order of priority:

          (i)  First, to the Limited Partners until their Capital
     Investments are reduced to zero (0);

         (ii) Second, to the Limited Partners, an amount equal to the excess, if any, of (a) the cumulative Priority Return from the date of admission into the Partnership to the end of the calendar quarter preceding the quarter during which such distribution is made, over (b) the sum of all prior distributions to the Limited Partners of Cash Available for Distribution and Net Sales Proceeds to the extent that prior distributions of Net Sales Proceeds exceed Original Capital Contributions;

        (iii) Third, to the General Partner, an amount equal to the greater of (a) the excess of its initial capital contribution over the sum of all prior distributions of Net
     Sales Proceeds to the General Partner, or (b) one percent (1%) of the Net Sales Proceeds;

         (iv) Fourth, in the case of the sale of any Property as to which brokerage services are actually performed by the General Partner or an Affiliate, then an amount to the General Partner or an Affiliate equal to one-half of the Competitive Real Estate Commission for the Property being sold and for all Properties previously sold, to the extent the General Partner or Affiliates have not previously received such amounts with respect to previously sold Properties (the aggregate amount received by the General Partner or Affiliates pursuant to this clause, shall not exceed the lesser of (a) three percent (3%) of the gross Sales Proceeds from the sale of Properties, or
     (b) one-half of the Competitive Real Estate Commission and amounts paid by the Partnership to all Persons on real estate brokerage commissions in connection with the sale of Properties shall not exceed six percent (6%) of aggregate gross Sales Proceeds);

          (v)  Fifth, eighty-eight percent (88%) of the remaining
     Net Sales Proceeds to the Limited Partners;

         (vi) Sixth, if, after all of the distributions of Net Sales Proceeds pursuant to Sections 6.2 A. (i)-(iv), the Limited Partners have not received their Capital Investment plus a Cumulative Preference of ten percent (10%) per annum on their Capital Investment, then, to the Limited Partners, an amount equal to the amount of such deficiency in such return; and

        (vii) The balance, if any, to the General Partner, which amount shall not exceed twelve percent (12%) of the remaining Net Sales Proceeds after distributions of Net Sales Proceeds pursuant to Sections 6.2 A. (i)-(iv).

     B. Any Sales Proceeds distributed to Limited Partners shall be distributed to those Persons recognized as Limited Partners on the date of the transaction producing the Sales Proceeds in proportion to the number of Interests held by such Persons on such date.

     6.3. Payments of Net Interest on Partnership Subscriptions. Within 30 days following the date on which the requirements of the Escrow Agreement are met (the "Commencement of Operations"), or with respect to subscriptions for the final 3,000 Interests, before receipt of majority vote, the Limited Partners whose subscriptions have been accepted by the General Partner as of the Commencement of Operations or before receipt of majority vote will be paid 100% of the Net Interest on Partnership Subscriptions. Each such Limited Partner shall receive a percentage of the total amount of Net Interest on Partnership Subscriptions proportionate to the amount of his investment in the Partnership as of the Commencement of Operations or receipt of majority vote and the number of days his subscription funds were held in escrow. Any portion of Net Interest on Partnership Subscriptions in excess of amounts earned on escrowed funds shall be paid by the Partnership from the additional capital contribution of the General Partner.

     6.4.  Profits and Losses from Operations.

     A. Except as otherwise provided in Sections 6.5, 6.7, 6.8 and 6.12 hereof, Profits and Losses (exclusive of those from the sale or disposition of Partnership Property) shall be allocated 99% to the Limited Partners and 1% to the General Partner, such Profits and Losses to be determined on the same basis as for Partnership income tax purposes. If the General Partner contributes in excess of 1% of the Partnership's capital, then the General Partner's interest in Profits and Losses will be equal to the percentage contributed.

     B. Profits and Losses from operations allocated to Limited Partners shall be apportioned among all Persons who were Limited Partners during the fiscal year, in proportion to the number of Interests held and the number of days during the fiscal year for which each was recognized as a Limited Partner. Except as set forth elsewhere in the Agreement, transferees of Interests will be recognized as the holders thereof not later than the first day of the second month following the month in which the General Partner received notice of the transfer.

     6.5.  Profits and Losses from Sale of Property.

     A. Except as otherwise provided in Section 6.7 hereof if there is a net Profit from the sale or other disposition of Partnership Property, such net Profit shall be allocated, as follows:

          (i)  First, ninety-nine percent (99%) to the Limited
     Partners and one percent (1%) to the General Partner until the cumulative Profits allocated pursuant to this Section 6.5 A.
     (i) are equal to the total Losses allocated pursuant to
     Section 6.5 B. for all prior periods;

         (ii) Second, to the Limited Partners until the cumulative Profits allocated pursuant to this Section 6.5 A. (ii) are equal to the sum of (a) the Syndication Expenses for the current year and all prior fiscal years; (b) the Losses allocated pursuant to Section 6.10 hereof for the current and all prior fiscal years; and (c) the cumulative Priority Return from the inception of the Partnership to the end of such fiscal year;

        (iii) Third, to the General Partner until the cumulative Profits allocated pursuant to this Section 6.5 A. (iii) are equal to the cumulative distributions of Net Sales Proceeds made to the General Partner pursuant to Section 6.2 A.
     (iii)(b);

         (iv) Fourth, to the General Partner until the cumulative Profits allocated pursuant to this Section 6.5 A. (iv) are equal to the cumulative distributions of Net Sales Proceeds made to the General Partner pursuant to Section 6.2 A. (iv);

          (v) Fifth, to the Limited Partners until the cumulative Profits allocated pursuant to this Section 6.5 A. (v) are equal to the cumulative distributions of Net Sales Proceeds made to the Limited Partners pursuant to Section 6.2 A. (v);

         (vi) Sixth, to the Limited Partners until the cumulative Profits allocated pursuant to this Section 6.5 A. (vi) are equal to the cumulative distributions of Net Sales Proceeds made to the Limited Partners pursuant to Section 6.2 A. (vi); and

        (vii) Seventh, to the General Partner until the cumulative Profits allocated pursuant to this Section 6.5 A. (vii) are equal to the cumulative distributions of Net Sales Proceeds made to the General Partner pursuant to Section 6.2 A. (vii).

     B. If there is a net Loss from the sale or other disposition of Partnership Property, such net Loss shall be allocated, for any fiscal year, ninety-nine percent (99%) to the Limited Partners and one percent (1%) to the General Partner. If the General Partner contributes in excess of one percent (1%) of the Partnership's capital, then the General Partner's interest in such net Losses will be equal to the percentage so contributed.

     6.6. Determination of Profits and Losses. Profits and Losses of the Partnership shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of such year, except as otherwise required for federal income tax purposes.

     6.7.  Special Allocation of Real Property ACRS Deductions.
In computing Profits and Losses, as the case may be, for any taxable year, all cost recovery deductions relating to each Partnership Property shall be excluded and shall be allocated among the partners in accordance with this Section 6.7.

     A. To the extent the Partnership's cost recovery deductions are computed under Section 168(h) of the Code using the straight-line method over a 40-year period, such cost recovery deductions shall be allocated among the Limited Partners that are "tax-exempt entities" as defined in Section 168(h)(2) of the Code in the proportion that each such Limited Partner's Original Capital Contribution bears to the total Original Capital Contributions of all such Limited Partners.

     B. To the extent the Partnership's cost recovery deductions are computed under Section 168 (other than Section 168(h)), such cost recovery deductions shall be allocated among the Limited Partners that are non tax-exempt entities in the proportion that each such Limited Partner's adjusted capital contribution bears to the total adjusted capital contributions of all such Limited Partners.

     C. Notwithstanding the foregoing, the cost recovery deductions allocated pursuant to paragraphs A and B above shall not exceed the percentage of Profits or Losses allocated to the Limited Partners for the year. Any cost recovery deductions in excess of this limitation shall be allocated to the General Partner.

     D. In the event the Partnership sells or otherwise disposes of Property and realizes a net Profit therefrom, if cost recovery deductions attributable to such Property have been allocated among the partners in accordance with this Section 6.7, net Profit shall first be allocated among the partners in the same proportions as the cost recovery deductions were previously shared, until the net Profit allocated pursuant to this Section 6.7 D. equals the amount of the cost recovery deductions allocated pursuant to this Section
6.7 with respect to such Property. Any remaining net Profit shall be allocated pursuant to Section 6.5. In the event that a partner's Interest (or any portion thereof) has been acquired by any other partner or by a third party, such other partner or third party shall be allocated that portion of such net Profit which is attributable to the acquired Partnership Interest. In the event a new partner or partners are admitted to the Partnership but such new partner or partners do not acquire an existing Partner's Partnership Interest (or any portion thereof), any such net Profit associated with allocations made prior to the admission of such new partner or partners shall be made to the partners who held an Interest in the Partnership at the time the allocations were originally made, or their successors in interest, in proportion to such original allocations.

     6.8. Limitation on Aggregate Deductions During First Two Years of Operation. Notwithstanding any of the provisions of Sections 6.4 through 6.7 hereof, the aggregate deductions to be claimed by the partners as their distributive shares of Losses for the first two years of operation of the Partnership may not exceed the amount of equity capital invested in the Partnership.

     6.9. Special Allocations: Items in the Nature of Income or Gain. In the event any Limited Partners unexpectedly receive any adjustments, allocations, or distributions described in paragraphs
(b)(2)(ii)(d)(4), (b)(2)(ii)(d)(5), or (b)(2)(ii)(d)(6) of Treas.
Regs. sec. 1.704-1, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible. Any special allocations of items of income or gain pursuant to this Section 6.9 shall be taken into account in computing subsequent allocations of Profits pursuant to this Article VI, so that the net amount of any items so allocated and the Profits, Losses and all other items allocated to each partner pursuant to this Article VI shall, to the extent possible, be equal to the net amount that would have been allocated to each such Person pursuant to the provisions of this Article VI if such unexpected adjustments, allocations or distributions had not occurred.

     6.10. Special Allocations: Items In the Nature of Expenses or Losses. Syndication Expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Interests, provided that if additional Limited Partners are admitted to the Partnership pursuant to Section 4.3 hereof on different dates, all Syndication Expenses shall be divided among the Persons who own Interests from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Interest at any time is the same amount. In the event the General Partner shall determine that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may allocate a portion of Profits or Losses so as to achieve the same effect on the Capital Accounts of the Limited Partners, notwithstanding any other provision of this Partnership Agreement.

     6.11.  Tax Allocations:  Code Section 704(c).

     A. In accordance with Section 704(c) of the Code, and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the partners so as to take account of any variation between the adjusted basis of such Property to the Partnership for federal income tax purposes and its initial Fair Asset Value (computed in accordance with Section 3.19 A. hereof).

     B. In the event the Fair Asset Value of any Partnership Property is adjusted pursuant to Section 3.19 B. hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Fair Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

     C. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Partnership Agreement. Allocations pursuant to this Section 6.11 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing any Person's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Partnership Agreement.

     6.12. Allocation of Minimum Gain. Notwithstanding any provision in this Partnership Agreement to the contrary, if there is a net decrease in Minimum Gain during a Partnership fiscal year, all partners with negative balances in their Capital Accounts (after taking into account all distributions made or to be made to the partners of Cash Available for Distribution) shall be allocated Partnership income and gain for such fiscal year in the amount and proportions needed to eliminate such negative balances as quickly as possible. It is the intent of the partners that the Partnership allocate Minimum Gain at the times and to the extent required by Treas. Reg. sec. 1.704-1(b)(4)(iv).

     6.13. Distributions Other Than Cash. The Partnership shall not distribute to the partners property other than cash.


                           ARTICLE VII

 RIGHTS, POWERS, DUTIES AND COMPENSATION OF THE GENERAL PARTNER

     7.1.  General Authority and Powers of the General Partner.

     A. The General Partner shall have the exclusive right and authority to manage the business of the Partnership and is hereby authorized to take any action it deems necessary in accordance with the provisions of this Agreement and applicable law. No Limited Partner (except one who may also be a General Partner, and then only in his capacity as a General Partner hereunder) shall participate in or have any control over the Partnership's business or shall have any authority or right to act for or bind the Partnership. The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on it by this Agreement.

     B.   The General Partner may, in its discretion, establish
Reserves and thereafter maintain such Reserves in such amounts as the General Partner deems appropriate.

     7.2.  Specific Authority of the General Partner.

     A. Except to the extent otherwise provided herein, the General Partner for, in the name of, and on behalf and at the expense of the Partnership, is hereby authorized to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out its duties and responsibilities. The General Partner shall have all the rights and powers of a general partner as provided in the Wisconsin Uniform Limited Partnership Act, including, but not limited to, the right to:

          (i)  buy, sell and lease in connection with any Property;

         (ii) make equity-participating and other loans on income-producing real Properties that are secured by first or junior mortgage liens;

        (iii) borrow money and procure temporary, permanent, conventional or other financing on such terms and conditions and at such rates of interest as it deems appropriate and in connection therewith, if security is required therefor, to mortgage or subject to any other security interest any portion of the Property or assets of the Partnership provided that the aggregate amount of mortgage indebtedness (other than short-term financing), which may be incurred in connection with the acquisition of Properties shall not exceed 50% of their fair market value (determined by appraisals prepared by independent appraisers) on a combined basis and the aggregate amount of such mortgage indebtedness incurred in connection with financing or refinancing Properties subsequent to their acquisition shall not exceed 75% of their aggregate independently appraised value; and provided further, that a creditor who makes a nonrecourse loan to the Partnership shall not and must not have or acquire, at any time, as a result of making the loan, any direct or indirect interest in the profits, capital or Property of the Partnership other than as a secured creditor;

         (iv) cause the Property acquired or mortgage loan made by the Partnership to be taken and held in the name of the nominees, trustees, the General Partner, or in the name of the Partnership, provided that said Property shall nevertheless be Partnership Property subject to this Agreement;

          (v) bring, defend, settle, compromise or otherwise participate in any and all actions, proceedings or investigations whether at law, in equity or before any governmental authority or agency, and whether brought against the Partnership or the General Partner, arising out of, connected with or related to the business and affairs of the Partnership or the enforcement or protection of interests in the Partnership;

         (vi) insure Partnership activities and Partnership assets;

        (vii) enter into agreements with Persons including itself and Affiliates for Property management, accounting and legal services and other contracts or agreements, and pay from Partnership funds the consideration required under such contracts or agreements which contracts shall be terminable by the Partnership without penalty upon 60 days written notice, and which may only be modified by a vote of a majority of the Limited Partners;

       (viii) employ or retain such individuals, firms or corporations, including the General Partner acting on its own behalf, for the operation and management of Partnership Prop-erty and mortgage loan investments, including, without limitation, supervisors or managing agents, building caretakers, accountants, and attorneys, on such terms and at such compensation as the General Partner determines; provided that any contract entered into with the General Partner or Affiliates shall not be less favorable than, and any charges for Property or services shall not be in excess of, such terms or charges customarily imposed by others in the same line of business and in the same area but not so related;

         (ix) pay out of Partnership funds all fees and expenses incurred in the organization of the Partnership and the sale of Interests, as well as all fees and expenses necessary to carry on the business and accomplish the purposes of the Partnership;

          (x) pay the Acquisition Fee out of Sales Proceeds or proceeds of financing or from Partnership income provided that all such fees shall not exceed the lesser of (a) 18% of that portion of the offering proceeds allocable to investment in Properties or (b) the amount customarily charged in arm's-length transactions for similar services in the same geographic locations for comparable Properties considering size and type of Property;

         (xi) perform any and all other acts or activities customary or incident to the acquisition, ownership, management, improvement, leasing and disposition of real estate;

        (xii) prepay in whole or in part, sell, refinance, recast, increase, modify, renew or extend any mortgages or deeds of trust affecting any Property of the Partnership, or, subject to the provisions of Section 7.4, accept prepayment of or refinance, recast, increase, modify, renew or extend any mortgage loan made by the Partnership;

       (xiii) manage and operate any Partnership Property or investment, and enter into operating agreements with others containing such terms, provisions and conditions as the General Partner shall approve. Expenses of operating Partnership Property shall be billed directly to the Partnership and shall not include indirect expenses of the General Partner such as salaries and overhead;

        (xiv) enter into and execute agreements and any and all documents and instruments customarily employed in the real estate and mortgage loan industry in connection with the acquisition, sale, development, and operation of Partnership Property; agreements, commitments and any and all documents and instruments customarily employed in real estate financing, receipts, releases and discharges; and all other instruments deemed by the General Partner to be necessary or appropriate to the proper operation or development of Partnership Property or to perform effectively and properly its duties or exercise its powers hereunder;

         (xv) pay Operating Expenses, Organizational and Offering Expenses, the Property Management Fee, the Mortgage Placement Fee, if any, and the Mortgage Brokerage Fee, if any, including reimbursement to the General Partner or Affiliates for all expenses incurred in the organizing of the Partnership and selling the Interests. All expenses shall be billed directly to and paid by the Partnership to the extent practicable. The General Partner and Affiliates will be reimbursed by the Partnership for the actual cost of goods and materials used by or for the Partnership and obtained from entities not affiliated with the General Partner, including the following general functions of the Partnership: Partnership operations; Partnership accounting; investor communications; investor documentation; legal services; tax services; computer services; risk management; Partnership Organizational and Offering Expenses; Acquisition Expenses and any other related operational and administrative expenses necessary for the prudent organization and operation of the Partnership. Such reimbursement shall be at the lower of the General Partner's actual cost or 90% of the amount for which comparable services could have been obtained from unaffiliated parties in the same geographic area, and no reimbursement shall be made for services for which the General Partner or Affiliates are entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be:

          (a) Rent or depreciation, utilities, capital equipment, or other administrative items;

          (b) Salaries, fringe benefits, travel expenses, and other administrative items incurred by or allocated to any controlling Persons of the General Partner or any of its Affiliates;

        (xvi) terminate the offering and/or compel dissolution and termination of the Partnership if assets of the Partnership constitute "plan assets" for purposes of ERISA; and

       (xvii) employ a Partnership Manager to operate under the direction of the General Partner at the expense of the Partnership.

     B. Any of the duties and responsibilities of the General Partner under this Agreement may be delegated, assigned, or subcontracted by the General Partner on whatever terms and condi-tions may be acceptable to it at any time, to any individual, corporation or other entity including Affiliates of the General Partner which, in the judgment of the General Partner, is capable of performing the same. If the General Partner assigns, delegates or subcontracts any of its duties and responsibilities hereunder, the General Partner shall continue to be primarily responsible for the fulfillment of all the obligations as set forth herein.

     C.  Any Person dealing with the Partnership or the General
Partner may rely upon a certificate signed by the General Partner as to:

          (i)  the identity of the General Partner or any Limited
     Partner;

         (ii) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the General Partner or any other matter germane to the affairs of the Partnership;

        (iii) the Persons who are authorized to execute and deliver any instrument or document of the Partnership; or

         (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any partner.

     D. Only the General Partner shall have the right, power and authority to execute documents on behalf of and in the name of the Partnership, and no Person shall be obligated to inquire into the authority of a General Partner to bind the Partnership.

     7.3.  Restrictions on Authority of the General Partner.

       A. The General Partner shall not have the authority to:

          (i) do any act in contravention of the Wisconsin Uniform Limited Partnership Act or this Agreement or which would make it impossible to carry on the ordinary business of the Partnership;

         (ii)  confess a judgment against the Partnership;

        (iii) possess Partnership Property, or assign its rights in specific Partnership Property, for other than a Partnership purpose;

         (iv) admit a Person as a General Partner except as provided in this Agreement;

          (v) admit a Person as a Limited Partner, except as provided in this Agreement;

         (vi) knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction;

        (vii) commingle the Partnership funds with those of any other Person;

       (viii) loan or cause an Affiliate of any General Partner to loan any funds to the Partnership on terms less favorable to the Partnership than would be offered by unrelated financial institutions for comparable loans for the same purpose provided that the principal amount of indebtedness encumbering a Partnership Property shall be scheduled to be paid over a period of not less than 48 months and provided that not more than 50% of the principal amount is scheduled to be paid during the first 24 months. The General Partner or Affiliates may receive a real estate commission on the resale of any Partnership Property, but the amount thereof is limited by this Agreement. The General Partner is not precluded from engaging for its own account in business activities of the type conducted and to be conducted by the Partnership;

         (ix) cause the Partnership to invest any of its funds in any other limited partnership except that the Partnership may participate as a partner in general partnerships or joint ventures which own and operate real Property, provided that the Partnership controls such other general partnership or joint venture and further provided, that no duplicate property management or other fees are paid. The Partnership also may participate in joint ventures with other real estate programs sponsored by the General Partner and/or Affiliates provided that (a) the affiliated real estate program has investment objectives substantially identical to the investment objectives of the Partnership, (b) no duplicate property management or other fees are paid, (c) the compensation to the sponsor or sponsors of the affiliated real estate program is substantially similar to the compensation to the General Partner, (d) the Partnership is granted a right of first refusal to purchase the real Property of the joint venture in the event the affiliated joint venturer desires to sell such Property and (e) the investments in the joint venture by the Partnership and the affiliated real estate program are on substantially the same terms and conditions. Except for the foregoing real estate joint ventures or general partnerships, and except where real estate constitutes assets of a corporation or a corporation owns assets which constitute a functional part of a real estate project being acquired by the Partnership and acquisition of the real estate or such related assets can best be effected by acquiring stock of that corporation, the Partnership will not invest in other real estate programs or invest in securities of other issuers for the purpose of exercising control and will not underwrite securities of other issuers or issue Interests in exchange for Property;

          (x) cause the Partnership to pay real estate commissions on the resale of any Property of the Partnership to any General Partner or any Affiliates unless the Limited Partners have received a return of 100% of their Original Capital Contribution plus cumulative, noncompounded distributions of Sales Proceeds and Cash Available for Distribution equal to 6% per annum of their Capital Investment. Upon the sale of any Property of the Partnership, any such real estate commissions paid by the Partnership to the General Partner or any Affiliates shall be limited to 50% of the Competitive Real Estate Commission, except that in no event shall the real estate commission payable to the General Partner or Affiliates exceed 3% of the sale price of the Property;

         (xi) purchase for or lease Property to the Partnership if any General Partner or any Affiliate of any General Partner has an interest in such Property except that the General Partner may purchase Property in its own name (and assume loans in connection therewith) and temporarily hold title thereto for the purpose of facilitating the acquisition of such Property or the borrowing of money or obtaining of financing for the Partnership, or any other purpose related to the business of the Partnership; provided that such Property is purchased by the Partnership for a price no greater than the cost of such Property to the General Partner and; provided further, that there is no difference in interest rates of the loans secured by the Property at the time acquired by the General Partner and the time acquired by the Partnership, nor any other benefit arising out of such transaction to the acquiring General Partner apart from compensation otherwise permitted by this Agreement;

        (xii) cause the Partnership to sell or lease any Partnership Property to any General Partner or any Affiliate of a General Partner;

       (xiii)  cause the Partnership to loan funds to any General
     Partner or any Affiliate of the General Partner except as provided in Section 7.4 K;

        (xiv) cause the Partnership to acquire any Property from any other partnership in which the General Partner or any Affiliate of the General Partner has an interest;

         (xv) cause the Partnership to acquire any Property in exchange for Interests;

        (xvi) grant to any General Partner or an Affiliate of any General Partner the exclusive right to sell any Property of the Partnership;

       (xvii) pay any rebates or give-ups or engage in reciprocal business arrangements with Affiliates;

      (xviii) directly or indirectly pay or award any commission or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such adviser to advise a purchase of Interests (the foregoing shall not preclude payment of a sales commission);

        (xix) permit any creditor who makes a nonrecourse loan to the Partnership to have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital, or Property of the Partnership other than as a secured creditor;

         (xx) cause the Partnership to incur the cost of that portion of any liability insurance which insures the General
     Partner from any liability as to which the General Partner is prohibited from being indemnified;

        (xxi) cause the Partnership to reinvest any of the proceeds resulting from repayment of a mortgage loan or the sale or refinancing of a real Property unless sufficient cash shall have been distributed to pay the taxes created by the repayment of the loan or the sale or refinancing of Property (assuming the highest applicable federal bracket taxpayer); or

       (xxii) cause the Partnership to sell more than 25% of the total Partnership Interests to be sold in California.

     B. Without the Consent of a majority in Interest of the Limited Partners, the General Partner shall not have the authority to:

          (i) sell or otherwise dispose of at one time all or substantially all the assets of the Partnership except for (a) a liquidating sale of a final asset remaining as a result of the sale of Properties or repayment of mortgage loans in the ordinary course of business, or (b) a refinancing of all or substantially all of the Partnership Properties and mortgage loans, if any;

         (ii)  elect to dissolve the Partnership; or

        (iii) make any changes in the Partnership's investment objectives and policies.

     7.4.  Making of Mortgage Loans.

     A. The Partnership may, in the sole discretion of the General Partner, utilize up to an aggregate of 20% of the net proceeds available for investment for the purpose of making permanent equity participating and other loans on real Property secured by first or junior mortgage liens as described below. (The Partnership shall not be obligated, however, to invest any of the net proceeds from the sale of Interests in mortgage loans.)
Subject to the limitations expressed herein, if the Partnership elects to make mortgage loans, it shall utilize such proceeds primarily for the purpose of making loans that are secured by first or junior mortgage liens on improved income-producing real Property such as shopping centers, office buildings or apartment complexes.

     B. The terms of mortgage loans made by the Partnership shall be established by the General Partner in accordance with the following principles: The Partnership shall not make or commit to make mortgage loans for terms of more than ten years or with maturity dates beyond December 31, 2005. The interest rate on mortgage loans made by the Partnership shall be established by the General Partner with due consideration for then prevailing market rates for loans of similar type and maturity, the creditworthiness of the borrowers, the collateral security for the loans, projected future financial and economic conditions and other relevant criteria. Such interest rates may be fixed at a specified rate or may vary according to a designated index.

     C. All or a portion of the interest owing on the Partnership's mortgage loans (if any) shall be made payable periodically, but in no event less frequently than annually. Any interest charges that are not payable on a current basis shall accrue and may or may not compound periodically. All accrued and unpaid interest shall be required to be paid on maturity of the mortgage loans. The Partnership will (if it elects to make mortgage loans) generally seek (but will not be required) to make mortgage loans that, in addition to providing for a specified base rate of interest (whether fixed or variable), permit the Partnership to participate in the economic benefits of the underlying real Property through the receipt of additional interest based upon a specified fixed or sliding scale percentage of (a) target revenues derived from the operation of the underlying Property and/or (b) any increase in the value of the Property realized by the borrower, either through sale or refinancing of the Property or otherwise, such as by appraisal.

     D. The Partnership ordinarily will require that the principal amount of any mortgage loans be paid in a lump sum on maturity, and may impose a fixed or sliding scale premium upon any prepayment thereof. Alternatively, the Partnership may require that all or a portion of the principal amount of the mortgage loan be amortized at the loan's stated interest rate or some other rate over all or a portion of the term of the loan.

     E. The Partnership shall require such collateral security for payment of its mortgage loans (if any) that the General Partner determines is prudent. Such collateral security ordinarily will be in the form of a mortgage or deed of trust lien on the underlying Property, which lien may be senior or subordinate to other liens then existing or to be placed on the Property as the General Partner shall determine. Other forms of collateral security, such as letters of credit or liens on other real Property, may be utilized, however, and the Partnership's recourse for payment of its mortgage loans normally will be limited to the collateral security therefor.

     F. In determining to make or commit to make a particular mortgage loan, the General Partner shall consider such factors as historical and projected operating income and expenses of the underlying Property, the real estate management and operating experience of the prospective borrower, historical occupancy rates of the underlying Property and all existing and future competitive market conditions, general financial and economic conditions, the investment objectives of the Partnership, the geographic diversity of its mortgage loans and other factors deemed relevant by the General Partner. In each case, if the Partnership shall commit to fund a particular mortgage loan, it shall do so subject to conditions that the General Partner determines are warranted under the circumstances. Such conditions shall include, at a minimum, a requirement that the prospective borrower obtain a mortgagee's or owner's policy of title insurance or commitment insuring the priority of the Partnership's lien and the condition of title to be obtained on the underlying Property. The Partnership shall also receive an independent appraisal of the value of each Property on which it is to make a mortgage loan or on such other real Property that is to serve as collateral for the Partnership's mortgage loan. The aggregate principal amount of each mortgage loan made by the Partnership (if any) and all other mortgage loans on the mortgaged Property shall not exceed 80% of the appraised value of such Property at the time the mortgage loan is made; provided that such loan-to-value ratio may be increased to not more than 85% for a particular mortgage loan if, in the judgment of the General Partner, the borrower's credit conditions or the collateral security for the mortgage loan justifies such higher ratio; and provided further that the above-mentioned loan-to-value ratio shall not apply to insured mortgage loans made by the Partnership. In addition, the Partnership shall not make any one mortgage loan in a principal amount in excess of 15% of the gross proceeds from the sale of Interests or mortgage loans to a single borrower in an aggregate principal amount in excess of 15% of such proceeds.

     G. Subject to the restrictions provided herein, the Partnership may extend the maturity of any mortgage loan, consent to the sale of any Property subject to a mortgage loan or finance the acquisition of such Property by making a new mortgage loan (either with or without requiring repayment of the original mortgage loan), renegotiate the terms of or otherwise deal with any such loan as the General Partner may from time to time determine to be in the best interests of the Partnership.

     H. The General Partner or an Affiliate may originally make or acquire mortgage loans in its own name and temporarily hold the loans for the purpose of avoiding the receipt of unrelated business taxable income by tax-exempt Limited Partners, facilitating the making of such loans or for any other purpose related to the business of the Partnership; provided that (a) any such mortgage loan is acquired by the Partnership for a price no greater than the cost to the General Partner or Affiliate of making and holding such mortgage loan, except for compensation to the General Partner or Affiliate as provided herein, (b) there is no difference in the interest rate of the mortgage loan at the time it was made or acquired by the General Partner or Affiliate and the time it is acquired by the Partnership and (c) the General Partner or Affiliate receives no other benefit arising out of such transaction apart from compensation permitted hereunder.

     I. The Partnership shall not incur indebtedness for the purpose of making mortgage loans, although the proceeds from any financing or refinancing of Partnership Properties or sale or repayment of mortgage loans that occurs within 24 months after the termination of the public offering of Interests that are available for investment may be used to make mortgage loans, subject to the provisions of Section 7.4 J hereof. Moreover, the Partnership may incur indebtedness in order to prevent default by borrowers under their mortgage loans or to discharge them entirely if this becomes necessary to protect the loans. In addition, the Partnership may incur indebtedness in order to assist in the operation of any Property on which the Partnership has theretofore made a mortgage loan and has subsequently taken over the operation thereof as a result of a default by the borrower or to protect the mortgage loan.

     J. In the event a mortgage loan made with proceeds from the sale of Interests is repaid or refinanced within 24 months of the termination of the offering, the resulting proceeds may in the discretion of the General Partner be used to fund new mortgage loans. However, reinvestment of the resulting proceeds shall not occur unless sufficient cash will be distributed to pay any state or federal income tax created by the repayment of a mortgage loan (assuming investors are in the highest applicable federal tax bracket). Any proceeds resulting from the repayment or refinancing of mortgage loans after 24 months following the termination of the offering of Interests shall be available for distribution as part of the Cash Available for Distribution or Sales Proceeds, as the case may be, and shall not be reinvested. Any proceeds from the repayment or refinancing of loans not used to make new mortgage loans will, to the extent available for distribution, be included as part of Cash Available for Distribution or Sales Proceeds, as the case may be.

     K. The Partnership may provide mortgage financing to publicly or privately offered real estate limited partnerships affiliated with the General Partner in connection with the acquisition and/or ownership by such partnerships of real Properties. Prior to any such transaction, an independent and qualified adviser meeting the qualifications set forth in the NASAA Guidelines, shall issue a letter of opinion to the effect that the proposed loan is fair and at least as favorable to the Partnership as a loan to an unaffiliated borrower in similar circumstances. Mortgage loans made by the Partnership to partnerships affiliated with the General Partner shall be on terms not less favorable to the Partnership than those that would be required by unrelated lending institutions or entities that would be willing to provide comparable loans for the same purpose. The General Partner will be required to obtain a letter of opinion from the independent adviser in connection with any disposition, renegotiation or other subsequent transaction involving loans made to the General Partner or an Affiliate. The adviser's compensation will be paid by the General Partner and will not be reimbursed by the Partnership.

     7.5.  Duties and Obligations of the General Partner.

     A. The General Partner shall take all action which may be necessary or appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Wisconsin (and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged) and (ii) for the acquisition, development, maintenance, preservation and operation of Property of the Partnership and the making of mortgage loans in accordance with the provisions of this Agreement and applicable laws and regulations.

     B.   The General Partner shall amend the Certificate of
Limited Partnership at least once each calendar quarter to effect the substitution of substituted Limited Partners, unless such action is not required by applicable law.

     C. The General Partner shall devote to the Partnership such time as it deems necessary for the proper performance of its duties hereunder, but the General Partner shall not be required to devote its full time to the performance of such duties.

     D. The General Partner shall use its best efforts to conduct its business and the business of the Partnership in such a manner that neither the Partnership nor any partner will have personal liability under any mortgage on any Property unless in the opinion of the General Partner such personal liability, which in no case will extend to any Limited Partner, will be in the best interests of the Limited Partners.

     E. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

     F. At the expense and for the benefit of the Partnership, the General Partner shall obtain and keep in force such insurance, including fire and extended coverage, worker's compensation and public liability insurance as the General Partner shall deem advisable.

     G. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and of the Limited Partners, including the safekeeping and use of all Partnership funds and assets for the exclusive benefit of the Partnership. Neither the General Partner nor any Affiliates shall enter into any transaction with the Partnership which may significantly benefit the General Partner or any such Affiliates in their independent capacity unless the transaction is expressly permitted hereunder or is entered into principally for the benefit of the Partnership in the ordinary course of the Partnership's business.

     H. The acquisition of any Property by the Partnership shall be supported by an appraisal prepared by a competent independent appraiser and such appraisal shall be maintained in the records of the Partnership for at least five years from its date and shall be available for inspection and duplication by any Limited Partner at his expense.

     I. In the event that IRA, pension/profit-sharing plan investors or participants in the reinvestment plan elect to purchase fractional Interests in $10 increments pursuant to Section 4.3, after their initial $2,000, $25,000 or $3,000 respective investment, and any fractional Interests remain unsold upon the termination of the offering, the General Partner shall purchase any and all such unsold fractional Interests.

     J. The General Partner shall commit a substantial portion of the capital contributions toward Investment in Properties. The remaining capital contributions may be used to pay Front-End Fees. Acquisition Fees paid by the seller of Properties and Front-End Fees shall not be included in satisfying the minimum investment in Properties requirement. The General Partner shall commit a percentage of the capital contributions to Investment in Properties which is equal to (A) 80% of the capital contributions reduced by
 .1625% for each 1% of financing of Partnership Properties or (B) 67% of capital contributions.

     7.6. Loans Made to the Partnership by the General Partner. Other than a General Partner's Loan, on temporary financing made available to the Partnership by the General Partner, the General Partner may not receive interest and other financing charges or fees in excess of the amounts which would be charged by unrelated banks on comparable loans for the same purpose in the locality of the particular Property for which financing is being provided, and such interest, charges or fees shall in no event exceed 2% over the commercial prime rate then being charged by the General Partner's primary commercial bank on unsecured loans. No prepayment charge or penalty shall be required by the General Partner on a loan to the Partnership secured by either a first or a junior or all-inclusive trust deed, mortgage or encumbrance on any of the Properties, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance(s). The General Partner shall be prohibited from providing permanent financing for the Partnership. Any General Partner's Loan shall bear interest at the minimum annual rate required by the Code to avoid the imposition of imputed interest under the Code but in no event in excess of the General Partner's cost of the funds. The principal amount of any such loan shall be scheduled to be paid over a period of not less than 48 months and not more than 50% of such principal amount shall be scheduled to be paid during the first 24 months.

     7.7.  Compensation and Interest of the General Partner.   The
General Partner shall not in its capacity as a General Partner receive any salary, fees, profits, or distributions except fees, profits, distributions and allocations to which it may be entitled under this Agreement. The General Partner or Affiliates shall receive the following fees and compensation for the following services:

     A. The Acquisition Fee for services rendered to the Partnership payable to the General Partner.

     B. Sales commissions for the sale of Interests payable to Affiliates of the General Partner to the extent not paid to Nonaffiliated Persons.

     C.   The Property Management Fee payable to Decade Properties,
Inc.

     D. The Mortgage Brokerage Fee, if any, payable to the General Partner.

     E. The Mortgage Placement Fee, if any, payable to the General Partner.

     7.8. Other Business Activities. The General Partner and Affiliates may engage independently or with others in other business ventures of every nature and description, including, without limitation, the rendering of advice or services of any kind to other investors and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit the General Partner or any Affiliates from dealing or otherwise engaging in business with Persons transacting business with the Partnership or from providing services relating to the purchase, sale, management, development or operation of real Property and receiving compensation therefor. Neither the Partnership nor any partner shall have any right by virtue of this Agreement or the partnership relationship created hereby, in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures shall not be deemed wrongful or improper.

     7.9. Limitation on Liability of the General Partner. The General Partner shall not be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Limited Partners for loss suffered by the Partnership which arises out of any action or inaction of the General Partner if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner. The Partnership shall indemnify the General Partner against any losses, judgments, liabilities, expenses (including attorneys' fees) and amounts paid in settlement of any claims sustained by it in connection with the Partnership provided that the same were not the result of negligence or misconduct on the part of the General Partner. Notwithstanding the foregoing, the General Partner shall not be indemnified for liabilities arising under federal and state securities laws unless (a) there has been a successful adjudication on the merits of each count involving securities law violations or
(b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction.


                          ARTICLE VIII

     ADMISSION OF SUCCESSOR AND ADDITIONAL GENERAL PARTNER;
                 WITHDRAWAL OF A GENERAL PARTNER

     8.1.  Admission of Successor or Additional General Partner;
Withdrawal of a General Partner.

     A. With the Consent of a majority in Interest of the Limited Partners, the General Partner may at any time designate one or more Persons to be successors to the General Partner or to be an additional General Partner, in each case with such participation in the General Partner's Interest as the General Partner and such successors or additional General Partner may agree upon.

     B. Except in connection with a transfer to a successor or additional General Partner pursuant to Section 8.1 A or in the remainder of this Section, the General Partner shall not have any right to retire or withdraw voluntarily from the Partnership or to sell, transfer or assign its Interests. The general partners of Decade Companies or either of them may voluntarily withdraw therefrom at any time after completion of the acquisition phase of the Partnership's existence, and substitute in their place, a corporation having a net worth of at least $1,000,000. The General Partner may incorporate provided at such time it has a net worth of at least $1,000,000.

     8.2. Bankruptcy, Death, Dissolution or Incompetence of a General Partner. The bankruptcy, death, dissolution or adjudication of incompetence of a General Partner (an "involuntary withdrawal") shall not result in a termination of the business of the Partnership, unless there is no remaining General Partner and, if there is no remaining General Partner if, within 60 days after any such event, no successor General Partner shall have been elected by the Limited Partners. If, at the time of the involuntary withdrawal of a General Partner, such General Partner is not the sole General Partner, the remaining General Partner or General Partners shall continue the business of the Partnership.

     8.3. Liability of a Withdrawn General Partner. Any General Partner who shall voluntarily or involuntarily withdraw from the Partnership shall remain liable for all obligations and liabilities incurred by him as General Partner until the withdrawal of such General Partner, but such General Partner shall be free of any obligation or liability incurred on account of the activities of the Partnership from and after the time of the effectiveness of such General Partner's withdrawing from the Partnership.

     8.4. Removal of a General Partner. A majority in Interest of the Limited Partners may remove a General Partner by a notification to the effect that such General Partner is removed. Concurrently with serving such notification or within 30 days thereafter by notification similarly given, a majority in Interest of the Limited Partners may designate a new General Partner (if after such removal there is no General Partner). Failure of the Limited Partners to designate a new General Partner (if after such removal there is no General Partner) or failure of the new General Partner to execute a written acceptance of the duties and responsibilities of a General Partner within 30 days after designation (if after such removal there is no General Partner) shall dissolve the Partnership. Notwithstanding any contrary provision contained in this Agreement, the foregoing removal power shall be subject to (i) either a prior determination by a court of competent jurisdiction in an action for declaratory judgment or similar relief brought by or on behalf of the Limited Partners and not by the General Partner, that the exercise of the removal right will not be deemed to be taking part in control of the business or result in the loss of any Limited Partner's limited liability or at the election of the Limited Partners, an opinion of counsel for such Limited Partners to that effect, and (ii) either a private ruling by the Internal Revenue Service or an opinion of counsel for the Limited Partners that such removal right will not result in the Partnership's not being considered a partnership for federal income tax purposes.

     8.5. Interest of General Partner Upon Involuntary Withdrawal or Removal.

     A. Upon the involuntary withdrawal or removal of any General Partner, the remaining General Partner(s) shall be obligated to accept an assignment of such withdrawing or removed General
Partner's interest in Profits and Losses. Such assignment shall be effective automatically upon such withdrawal. No further documentation will be necessary to evidence this assignment.

     B. Upon the voluntary withdrawal or removal of any General Partner, the Appraised Value of the Interest of such withdrawing or removed General Partner in distributions of Sale Proceeds shall be promptly determined by an appraisal company mutually agreed upon between the withdrawing or removed General Partner and the Partnership, provided that if the parties are unable to agree upon the selection of an appraisal company within 30 days from the date of withdrawal or removal, the Partnership shall retain American Appraisal Company, Milwaukee, Wisconsin, to prepare such appraisal. In the event of removal of the General Partner, all appraisal costs shall be borne equally by the General Partner and the Partnership. The Appraised Value of the Interest of an involuntarily removed General Partner shall be paid to such partner or his legal representative, by the Partnership pursuant to a promissory note bearing interest at 2% above the prime rate and coming due in not less than 5 years with equal annual payments in cash. The Appraised Value of the Interest of a voluntarily withdrawn General Partner shall be paid pursuant to a non-interest bearing unsecured promissory note with principal payable from distributions which the withdrawing General Partner would have received pursuant to the Partnership Agreement had it not withdrawn.


                           ARTICLE IX

                  TRANSFERABILITY OF INTERESTS

     9.1.  Restrictions on Transfers.

     A. No sale or exchange of any Interest may be made if the Interest sought to be sold or exchanged, when added to the total of all other Interests sold or exchanged within a period of 12 consecutive months prior thereto, will, in the opinion of counsel for the Partnership, result in the Partnership's being considered to have been terminated within the meaning of Section 708 of the Code.

     B. No Limited Partner shall withdraw his capital contribution or transfer, assign, sell, mortgage or otherwise encumber his Interests in the Partnership or in its capital, assets, income or loss, or enter into any agreement as a result of which any other Person shall become interested in the Partnership without the prior written consent of the General Partner, which consent may be withheld for any reason the General Partner, in its sole discretion, deems sufficient. Grounds upon which consent to an assignment may be withheld include, but are not limited to:

          (i) the proposed assignee does not meet the appropriate suitability standards for acquiring an Interest;

         (ii) the assignment will require, in the opinion of counsel to the Partnership, registration under the securities laws of any state, other than one in which the Interests are registered for sale;

        (iii) the assignment will be inconsistent with the terms of an opinion of counsel to the Partnership or will be inconsistent with the terms of transfer that may be imposed by such counsel or by any agreement to which the Partnership is a party, including, but not limited to, terms relating to receipt of appropriate documentation with respect to place of residence, suitability and restrictions on further transfer, sale, exchange or distribution; or

         (iv) if, in the opinion of the Partnership's counsel, such transfer or assignment may result in the Partnership's being treated as a corporation for federal income tax purposes.

     C. No transfer, sale or assignment of any Interest will be recognized except as of the first day of a fiscal quarter.

     D. Any transfer, sale or assignment must be of at least one Interest, except for transfers by operation of law or by a Limited Partner other than an individual, to its partners, shareholders or beneficiaries and except for IRA's, pension/profit-sharing plans or Participants in the reinvestment plan investing additional amounts after their initial $2,000, $25,000 or $3,000 respective investment and then in $10 increments, and no assignment (except for an assignment by operation of law or by a Limited Partner other than an individual, to its partners, shareholders or beneficiaries) may result in any Person holding less than three full Interests ($3,000); two ($2,000) in the case of an IRA, twenty-five ($25,000 subject to reduction in the discretion of the General Partner) in the case of a pension/profit-sharing plan (including plans formerly known as Keogh Plans or H.R. 10 Plans).

     E. The assigning Limited Partner shall pay all of the Partnership's costs and expenses in passing upon and effecting such assignment.

     9.2.  Assignees and Substituted Limited Partners.

     A. If a Limited Partner dies, his personal representative or trustee, or, if he is adjudicated an incompetent, his committee, guardian or conservator, or, if he becomes bankrupt, the trustee or receiver of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as such Limited Partner possessed to assign all or any part of his Interests and to join with such assignee's becoming a substituted Limited Partner. The death, dissolution, adjudication of incompetence or bankruptcy of a Limited Partner shall not dissolve the Partnership.

     B. No assignment of an Interest though otherwise permitted by Section 9.1, shall be valid and effective, and the Partnership shall not recognize the same for the purpose of cash distributions or for the allocation of Profit or Loss, until there is filed with the General Partner an instrument in writing on forms provided by the General Partner subscribed by both parties to the conveyance.

     C. After receiving an executed assignment, the Partnership shall make all further distributions and allocate any Profit or Loss to the assignee with respect to the Interests transferred, regardless of whether such transfer, as between the parties thereto, is or is intended to be a pledge, mortgage, encumbrance or other hypothecation, until such time as the Interests transferred shall be further transferred in accordance with the provisions of this Agreement.

     D. Any Limited Partner who shall assign all his Interests shall cease to be a Limited Partner of the Partnership, except that until the assignee is admitted as a Limited Partner such assigning Limited Partner shall retain the statutory rights of an assignor of a limited partnership interest under the laws of Wisconsin, including, without limitation, the right to vote on certain matters as herein set forth. The rights of an assignee of an Interest who does not become a substituted Limited Partner shall be limited to receipt of his share of distributions, Profits and Losses.

     E. Any Person who is an assignee of one or more of the Interests and who is accepted as a Limited Partner by the General Partner, which acceptance may be granted or withheld in its sole discretion, shall become a substituted Limited Partner when such Person shall have satisfied the conditions of Article XIV and shall have paid all fees, charges and filing costs in connection with his substitution as a Limited Partner.

     F. A Person who is the assignee of Interests of a Limited Partner, but does not become a substituted Limited Partner and desires to make a further assignment of any of such Interests, shall be subject to all the provisions of this Article to the same extent as a Limited Partner desiring to make an assignment of his Interests.


                            ARTICLE X

   DISSOLUTION, TERMINATION AND LIQUIDATION OF THE PARTNERSHIP

     10.1. Events Causing Dissolution. The Partnership shall be dissolved upon the happening of any of the following events:

          (i) the retirement, removal, death, adjudication of bankruptcy or incompetency or the dissolution of a sole General Partner, unless within the time specified in this Agreement, the Limited Partners elect a successor General Partner to continue the business of the Partnership under the terms and conditions of this Agreement;

         (ii)  the sale or other disposition of all or
     substantially all the assets of the Partnership unless the Partnership acquires, in consideration, a lease or mortgage, in which case the Partnership will be dissolved following the sale of its entire interest in such mortgage or lease;

        (iii) the election by the General Partner or the vote by the Limited Partners, in the manner required by this Agreement, to dissolve the Partnership;

         (iv) the happening of any other event causing the dissolution of the Partnership under the laws of Wisconsin;

          (v) the determination that the Partnership's assets constitute "plan assets;" or

         (vi)  the expiration of the term of the Partnership.

     Dissolution of the Partnership shall be effective on the date on which the event giving rise to the dissolution occurs, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been canceled and the assets of the Partnership shall have been distributed. Notwithstanding the dissolution of the Partnership, prior to the liquidation and termination of the Partnership, the business of the Partnership and the affairs of the partners, as such, shall continue to be governed by this Agreement.

     10.2.  Liquidation.

     A. Upon dissolution of the Partnership, the General Partner shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof, first to the payment of obligations of the Partnership and the expenses of liquidation, then to the setting up of any Reserves for contingencies which the General Partner may consider necessary, then to the partners in accordance with their Capital Accounts.

     B. In the event the Partnership is "liquidated" within the meaning of Treas. Regs. sec. 1.704-1(b)(2)(ii)(g); (a) distribution shall be made pursuant to this Article X (if such liquidation constitutes a dissolution of the Partnership) or Article VI hereof (if it does not) to the partners who have positive Capital Accounts in compliance with Treas. Regs. sec. 1.704-1(b)(2)(ii)(b)(2), and (b) if any General Partner's Capital Account has a deficit balance
(after giving effect to all capital contributions, distributions and allocations of Profits and Losses for all fiscal years, including the year during which such liquidation occurs), such General Partner shall contribute to the capital of the Partnership an aggregate amount equal to but not greater than the lesser of the amount necessary to restore such deficit balance to zero in compliance with Treas. Regs. sec. 1.704-1(b)(2)(ii)(b)(3) or 1.01% of the aggregate capital contributions of the Limited Partners. Distributions pursuant to the preceding sentence may be distributed to a trust established for the benefit of the partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the partners pursuant to this Agreement.

     C. No Limited Partner shall have the right to demand or receive Property other than cash upon dissolution and termination of the Partnership.

     D. Each holder of an Interest shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his capital contribution thereto and shall have no recourse (upon dissolution or otherwise) against any General
Partner or any Limited Partner.


                           ARTICLE XI

       BOOKS AND RECORDS, ACCOUNTING, TAX ELECTIONS, ETC.

     11.1. Books and Records. Books and records of the Partnership shall be maintained at the principal office of the Partnership or at any other place designated by the General Partner and shall be available for examination by any partner or his duly authorized representatives at any reasonable time. Any partner, or his duly authorized representatives, upon paying the costs of collection, duplication and mailing, shall be entitled to a copy of the list of the names and addresses of the Limited Partners (including the number of Interests owned by each of them).

     11.2. Fiscal Year. The fiscal year of the Partnership shall commence on January 1 and terminate on December 31 of each year.

     11.3. Partnership Funds. The funds of the Partnership shall be deposited in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of the Partnership's business on such signature or signatures as the General Partner may determine. All deposits and other funds not needed in the operation of the business may be invested in certificates of deposit, short-term money-market instruments, government securities, money-market funds or similar investments as the General Partner shall determine.

     11.4. Depreciation and Tax Elections. The General Partner shall make such elections under the tax laws of the United States and other relevant jurisdictions as to the treatment of items of Partnership income, gain, loss, deduction and credit, and as to all other relevant matters as it believes necessary or desirable. With respect to all depreciable assets of the Partnership, the Partnership may elect to use accelerated depreciation methods. The Partnership may change to or elect some other method of depreciation so long as such other method is, in the opinion of the General Partner, the most advantageous to a majority in Interest of the Limited Partners.

     11.5. Designation of Tax Matters Partner. The General Partner is hereby authorized to act as tax matters partner (the "Tax Matters Partner") of the Partnership, as provided in regulations pursuant to Section 6231 of the Code. Each partner, by the execution of this Agreement, consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

     11.6. Duties of Tax Matters Partner. To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, profits interest and taxpayer identification number of each partner, including any substituted or additional Limited Partner, to the Secretary of the Treasury or his delegate (the "Secretary").

     To the extent and in the manner provided by applicable law and regulations, the Tax Matters Partner shall keep each partner informed of the administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a partner for income tax purposes (such administrative proceedings referred to hereinafter as "tax audit" and such judicial proceeding referred to hereinafter as "judicial review").

     11.7.  Authority of Tax Matters Partner.  On behalf of the
Partnership, the Tax Matters Partner is hereby authorized, but is not required:

          (i) to enter into any settlement agreement with the Internal Revenue Service or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other partners, except that such settlement agreement shall not bind any partner who (within the time prescribed pursuant to the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on behalf of such partner;

         (ii) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United States for the district in which the Partnership's principal place of business is located, or the United States Claims Court;

        (iii) to intervene in any action brought by any other partner for judicial review of a final adjustment;

         (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

          (v) to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken into account by a partner for tax purposes, or an item affected by such item; and

         (vi) to take any other action on behalf of the partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

     11.8. Expenses of Tax Matters Partner. The Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the partners. The payment of all such expenses shall be made before any distributions are made from Cash Available for Distribution or any discretionary reserves are set aside by the General Partner. Neither the General Partner, or any Affiliate, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions of limitations of liability of the General Partner and indemnification set forth in this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.


                           ARTICLE XII

       MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS

     12.1.  Meetings.

     A. Meetings of the Partnership may be called by the General Partner or the Limited Partners holding more than 10% of the then outstanding Interests, for any matters for which the Limited Partners may vote as set forth in this Agreement. A list of the names and addresses of all Limited Partners shall be maintained as part of the books and records of the Partnership and shall be made available to any Limited Partner or his representative at his cost on request.

     B. Upon receipt of a written request either in Person or by certified mail stating the purpose(s) of the meeting, the General Partner shall provide all Limited Partners within ten days after receipt of said request, written notice (either in Person or by certified mail) of the meeting and the purpose of such meeting to be held on a date not less than fifteen nor more than sixty days after receipt of said request, at a time and place convenient to the Limited Partners.

     12.2.  Voting Rights of the Limited Partners.  A majority in
Interest of the Limited Partners, without the concurrence of the General Partner, may at a meeting duly called:

          (i)  amend this Agreement; provided that such amendment
     (a) shall not in any manner allow the Limited Partners to take part in the control of the Partnership's business, (b) shall not, without the Consent of the General Partner, alter the rights, powers or duties of the General Partner, alter the Interest of the General Partner in Profits, Losses or distributions, or alter any of the provisions of Section 8.4, or (c) shall not, without the Consent of all Limited Partners alter the Interests of the Limited Partners in Profits, Losses or distributions;

         (ii) sell or otherwise dispose of, at one time, all or substantially all the assets of the Partnership;

        (iii)  dissolve the Partnership; or

         (iv) as provided in Article VIII, remove any General Partner, elect a replacement General Partner for a deceased, bankrupt, removed, or incompetent General Partner, or elect an additional General Partner with the Consent of an existing General Partner.


                          ARTICLE XIII

                             REPORTS

     13.1.  Annual Reports.   Within 120 days after the end of each
fiscal year, the General Partner shall send to each Person who was a Limited Partner at any time during the year then ended:

          (i) a balance sheet as of the end of the Partnership's fiscal year and statements of income, partners' equity, and a cash flow statement, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent certified public accountant or independent public accountant; and

         (ii) a report of the activities of the Partnership during the period covered by the report. Such report shall set forth distributions to Limited Partners for the period covered thereby and shall separately identify distributions from (a) Cash Available for Distribution during the period, (b) cash distributions during a period which had been held as Reserves,
     (c) Sale Proceeds, (d) Reserves from the capital contributions of Limited Partners and (e) the amount of all fees and other compensation and distributions paid by the Partnership for such year to the General Partner or any Affiliates including a breakdown of the reimbursable costs permitted under Section 7.2A(xv).

     13.2. Tax Information. Within 75 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner at any time during the fiscal year then ended, such tax information as shall be necessary for the preparation by such Limited Partner of his federal income tax return.

     13.3. Annual Valuations. Within 90 days after the end of each calendar year, the Partnership will provide to its pension/profit-sharing plan investors an annual valuation which may be used to satisfy the asset value requirements of ERISA.

     13.4. Quarterly Reports. Within 45 days after the end of each quarter, the General Partner will furnish a report of all services rendered to and all fees received from the Partnership by the General Partner and Affiliates, unaudited statements of financial condition, operations, sources and applications of funds, and cash flow and a report on the activities of the Partnership which contains the information specified by Form 10-Q (if such report is required to be filed by the Securities and Exchange Commission).

     13.5. Other Reports. The General Partner shall send to each Limited Partner at least quarterly, a special report of Property acquisitions within the prior quarter, until all the Partnership proceeds are invested, and where the General Partner or Affiliates receive fees, within 60 days of the end of each quarter wherein such fees were received, a report setting forth in detail the services rendered and the amount of such fees. Further, the General Partner shall send such further reports to the Limited Partners as may be set forth in any registration statement filed or to be filed with the Securities and Exchange Commission relating to the sale of Interests.


                           ARTICLE XIV

               AMENDMENTS TO PARTNERSHIP AGREEMENT

     14.1. Amendments with Consent of the Limited Partners. Amendments may be made to this Agreement from time to time by the General Partner with the Consent of a majority in Interest of the Limited Partners; provided, however, that without the Consent of the partners to be adversely affected by the amendment, this Agreement may not be amended so as to:

          (i) convert a Limited Partner's Interest into a General Partner's Interest;

         (ii)  otherwise modify the limited liability of a Limited
     Partner; or

        (iii) alter the Interest of a partner in Profit, Loss or distributions of Cash Available for Distribution or Sales
     Proceeds.

     14.2.  Amendments Without Consent of the Limited Partners.
Amendments may be made to this Agreement from time to time by the General Partner, without the Consent of any of the Limited
Partners:

          (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners;

         (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add other provisions with respect to matters arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

        (iii) to delete or add any provision to this Agreement required to be so deleted or added by any federal or state agency deemed to be for the benefit or protection of the Limited Partners;

         (iv) to effectuate, after completion of the acquisition phase of the Partnership's existence, the voluntary withdrawal of the general partners of Decade Companies or either of them therefrom and substitute in their place a corporation having a net worth in excess of $1,000,000;

          (v) to reflect the incorporation of the General Partner provided it has a net worth of $1,000,000; or

         (vi) to better assure, in the opinion of counsel to the Partnership, that the Partnership will continue to be classified as a partnership for purposes of federal income taxes.

     14.3. Recording of Amendments. In making any amendments, there shall be prepared and filed for recordation by the General
Partner such documents and certificates as shall be required to be prepared and filed under the laws of Wisconsin.


                           ARTICLE XV

                    MISCELLANEOUS PROVISIONS

     15.1.  Appointment of the General Partner as Attorney-in-Fact.

     A. Each Limited Partner, including each substituted Limited Partner, by the execution of this Agreement, irrevocably constitutes and appoints the General Partner his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

          (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, which the General Partner deems appropriate to form, qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of the General Partner, necessary to protect the limited liability of the Limited Partners;

         (ii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which the General Partner deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; or

        (iii) all conveyances and other instruments which the General Partner deems appropriate to reflect the dissolution and termination of the Partnership.

     This power of attorney may be exercised by the General Partner acting alone for each Limited Partner, or by listing all of the Limited Partners executing any instrument with a single signature of such General Partner as an attorney-in-fact for all of them.

     B. The appointment by all Limited Partners of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the partners under this Agreement will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing and in any other action on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of his Interests. The foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

     15.2. Ownership by Limited Partner of Interest in General Partner or Affiliates. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliates of the General Partner if such ownership by itself or in conjunction with the stock or other interest owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners and prospective Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section 15.2.

     15.3. Binding Provisions. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

     15.4. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

     15.5. Execution and Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart. Each Limited Partner, substituted Limited Partner, additional General Partner, and successor General Partner shall become a signatory hereof by signing such number of counterpart signature pages to this Agreement or such other instrument or instruments, and in such manner, as the General Partner shall determine. By so signing, each Limited Partner, substituted Limited Partner, additional General Partner or successor General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement; provided, however, that no such counterpart shall be binding until it shall have been accepted by the General Partner.

     15.6. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future laws, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     15.7. Headings. Article and Section headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     15.8. Interpretation. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa.

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Agreement as of the date first above written.

                              GENERAL PARTNER:
                              Decade Companies


                              By /s/ JEFFREY KEIERLEBER
                                 Jeffrey Keierleber
                                 A General Partner of
                                 Decade Companies

                              JEFFREY KEIERLEBER, a General
                              Partner of Decade Companies, and as
                              Attorney in Fact for All
                              Limited Partners


                              By /s/ JEFFREY KEIERLEBER
                                 Jeffrey Keierleber

Agreement; provided, however, that no such counterpart shall be binding until it shall have been accepted by the General Partner.

     15.6. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future laws, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     15.7. Headings. Article and Section headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

     15.8. Interpretation. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa.

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Agreement as of the date first above written.

                              GENERAL PARTNER:
                              Decade Companies


                              By /s/ Jeffrey Keierleber
                                 Jeffrey Keierleber
                                 A General Partner of
                                 Decade Companies

                              JEFFREY KEIERLEBER, a General
                              Partner of Decade Companies, and as
                              Attorney in Fact for All
                              Limited Partners


                              By /s/ Jeffrey Keierleber
                                 Jeffrey Keierleber